Exhibit 99.1
[REDENVELOPE LOGO]
FOR IMMEDIATE RELEASE
MEDIA CONTACT:
Susan Hook
RedEnvelope, Inc.
415-512-6193
INVESTOR CONTACT:
Jordan Goldstein
RedEnvelope, Inc.
415-371-9100 x283
REDENVELOPE CHIEF OPERATING OFFICER WILL ASSUME
CEO POST AT FAO SCHWARTZ
SAN FRANCISCO, CA (August 31, 2005) — RedEnvelope, Inc. (NASDAQ: REDE) announced today that Ed Schmults will leave his position as Chief Operating Officer to assume the position of Chief Executive Officer of toy retailer FAO Schwarz. The Company currently anticipates that Mr. Schmults will remain in his position until late September 2005.
“We are very appreciative of Ed’s hard work and dedication to the Company, and we wish him well with this exciting new opportunity,” said Alison May, RedEnvelope’s President and Chief Executive Officer.
Business Risks
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our plans and the plans of our employees. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including, but not limited to, changes in the transition plans regarding departing employees. These forward-looking statements are made only as of the date of this press release, and RedEnvelope undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
RedEnvelope, Inc. is an online retailer of upscale gifts for every occasion, every day. RedEnvelope offers a unique assortment of imaginative gifts through its catalog and website, www.RedEnvelope.com.
RedEnvelope and the RedEnvelope logo are registered trademarks of RedEnvelope, Inc.
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